SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14c of the Securities Exchange Act of 1934

Check for appropriate box:

[   ]     Preliminary Information Statement
[   ]     Confidential, for Use of Commission Only (as permitted by Rule 14c-5(d)(2))
[X]     Definitive Information Statement

American Natural Energy Corporation
(Name of Registrant As Specified In Charter)

Payment of Filing Fee. (Check the appropriate box):
                                            [X] No fee required.

[   ]         Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

Common Stock, par value $0.001 per share

2)	Aggregate number of securities to which transaction applies:

134,306,080 shares of Common Stock

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

N/A

4)	Proposed maximum aggregate value of transaction: N/A

5)	Total Fee paid: N/A

[   ]         Fee paid previously with preliminary materials.

[   ]         Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

American Natural Energy Corporation
6100 South Yale, Suite 300
Tulsa, Oklahoma 74136

INFORMATION STATEMENT

Pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and Regulation 14C and Schedule 14C Thereunder

We are not asking you for a Proxy and you are requested not to send us a Proxy

INTRODUCTION

This notice and information statement (the “Information Statement”) was mailed or made available on or about September 15, 2010 to our stockholders of record as of August 27, 2010 pursuant to Section 14C of the Exchange Act of 1934, as amended, to inform our stockholders that the holders of a majority of our outstanding shares of Common Stock executed written consents dated on or prior to August 27, 2010 (the “Consents”) providing for an amendment (the “Amendment”) to our Certificate of Incorporation, as amended (our “Certificate of Incorporation”) to effect a one-for-ten reverse stock split to be effective as of the filing of the amendment to our Certificate of Incorporation with the Oklahoma Secretary of State.

This notice and the information statement attached hereto shall be considered the notice required under Section 1073 F of the Oklahoma General Corporation Law (the “OGCL”).

Our Board of Directors has unanimously approved the Amendment and holders of a majority of our issued and outstanding shares of Common Stock have signed the Consent. Accordingly, your approval is not required and is not being sought.

The solicitation relating to the Consent was made by us and the expenses of such solicitation were borne by us. As of August 27, 2010, we had 134,306,080 shares of Common Stock issued and outstanding. Each share of Common Stock was entitled to one vote by written consent.

Please read this notice carefully. It describes, among other things, the essential terms of the Amendment and contains certain information concerning the Amendment. The terms of the Amendment are attached to this Information Statement as Exhibit A.

Our principal executive office is located at 6100 South Yale, Suite 300, Tulsa, Oklahoma 74136 .

Important Notice Regarding the Availability of Information Statement for Corporate Action By Written Consent to be Taken no Earlier Than on October 26, 2010

  The Information Statement is available at www.annrg.com/informationstatement2010.pdf.

This is Not a Notice of a Meeting of Stockholders and No Stockholders’ Meeting Will Be Held to Consider Any Matter Described Herein

American Natural Energy Corporation
6100 South Yale, Suite 300
Tulsa, Oklahoma 74136

Information Statement
Pursuant to Section 14 of the Securities Exchange Act of 1934
And Regulation 14C and Schedule 14C Thereunder

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the following action was taken pursuant to the Consent to amend our Certificate of Incorporation to effect a one-for-ten reverse stock split to be effective as of the filing of the amendment to our Certificate of Incorporation with the Oklahoma Secretary of State

Stockholders of record as of August 27, 2010, the date by which the holders of a majority of our issued and outstanding shares of Common Stock sufficient to amend our Certificate of Incorporation signed the Consents, are entitled to Notice of the foregoing.

We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written Notice to stockholders pursuant to Section 1073 F of the OGCL.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

By order of the Board of Directors

/s/ Michael K. Paulk
      President

September 15, 2010

THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

BACKGROUND

As of August 27, 2010, we had 134,306,080 shares of Common Stock outstanding and 10,380,000 shares reserved for the exercise of outstanding options and warrants. Our Board of Directors believes that our company will become more attractive to investors and increase the likelihood of an improved market for our Common Stock if we reverse split the outstanding shares of Common Stock on a one-for ten basis. Each ten outstanding shares of Common Stock would become, by virtue of the reverse split, one share of Common Stock The Consents provide the necessary corporate authorization under Oklahoma law to enable the filing and effectiveness of such an amendment. Under our Certificate of Incorporation as amended, we will continue to be authorized to issue 250,000,000 shares and the reverse split will not reduce that number of shares of Common Stock we are authorized to issue. Although we are in continuing need for additional capital and may raise such capital through the sale of our equity securities, including shares of Common Stock, we do not have any present plans, proposals or agreements to issue any of our authorized but unissued shares. We are seeking to enter into a transaction with respect to the issuance of such shares to raise additional capital for drilling, working capital and other purposes at the earliest possible time, however we are not a party to such arrangements at the present time..

This Information Statement does not constitute an offer of any of our securities for sale.

OUR CURRENT BUSINESS ACTIVITIES. We are engaged in the acquisition, development, exploitation and production of oil and natural gas. Through our ownership we hold interests in approximately 1,320 acres of land in St. Charles Parish, Louisiana. This acreage is the Bayou Couba leases in which we hold a 94.5% working interest in the leasehold and 97.25% in all but 6 producing wells. The ownership results from our acquisition on December 31, 2001, of the assets and outstanding stock of Couba Operating Company (“Couba") and consolidation of other working interests in the field during 2009. We continue to need and seek material amounts of additional capital to further our oil and natural gas development and exploitation activities.

Since 2002 through June 30, 2010, we returned to production 9 (7.31 net) well bores drilled by the prior owners on the Couba properties we acquired. Our drilling activities commenced in February 2003 and as of June 30, 2010, we had drilled and completed 12 (3.29 net) wells. By June 30, 2010, our combined production from all our producing wells (21 gross, 16.9 net) was approximately 167 (97 net) barrels of oil equivalent per day. Production from our existing wells is subject to fluctuation from time to time based upon the zones of the wells where we are obtaining production.

AMENDMENT OF CERTIFICATE OF INCORPORATION TO EFFECT A
ONE-FOR TEN REVERSE STOCK SPLIT

Our Board believes that the one-for-ten reverse stock split of our outstanding shares (the “Reverse Split”) is in our company’s best interests principally because our Board believes that the Reverse Split will lead to an improved market for our Common Stock and an increase in the per share trading price of our Common Stock.

Our Board believes that the current price of our Common Stock impairs an efficient market in our stock. This is due to several factors that impact lower priced stocks, such as our Common Stock, including (1) a reluctance among certain institutions to invest in low priced securities, (2) internal restrictions imposed by many securities firms on the solicitation of orders for low priced stocks by stockbrokers, (3) the ineligibility of our Common Stock for margin loans due to its low share price, (4) a reluctance among analysts to write research reports on low priced stocks due to the preceding factors, and (5) high transaction costs relative to share price due to the prevailing rule that commissions charged on the purchase and sale of stock, as a percentage of share price, are higher on lower priced stocks.

Our Board of Directors believes that the Reverse Split will have the effect of increasing the market price per share of our Common Stock and, while the Board believes that the Reverse Split will not immediately alleviate all the above factors that impact the price of our stock, it does believe that such increase may, over time, alleviate some or all of the factors noted above and lead to a more efficient market in our Common Stock. In addition, an increase in the per share price of our Common Stock may also generate greater investor interest in our Common Stock, thereby possibly enhancing the marketability of our Common Stock to the financial community.

The immediate effect of the Reverse Split will be to reduce the number of issued and outstanding shares of Common Stock from approximately 134,306,080 to approximately 13,430,608. In addition to our outstanding shares of Common Stock, we have 10,380,000 shares reserved for issuance upon exercise of outstanding options and warrants. Upon completion of the Reverse Split, this number of shares reserved for issuance on exercise of outstanding options and warrants will be reduced to 3,038,000. The Reverse Split will not reduce or affect our authorized Common Stock or Preferred Stock.

Although the Reverse Split may increase the per share market price of the Common Stock, no such increase can be assured or calculated. The per share market price of our shares of Common Stock may not rise in proportion to the reduction in the number of shares outstanding as a result of the Reverse Split and such per share market price may be less than the proportionate increase in the number of shares outstanding as a result of the Reverse Split. There can be no assurance that the Reverse Split will lead to a sustained increase in the per share market price of the Common Stock or that the factors discussed above that we believe impair an efficient market in our Common Stock will be alleviated. Stockholders should also be aware that the Reverse Split may result in a decrease in the trading volume of the Common Stock due to the decrease in the number of outstanding shares. The per share market price of our Common Stock may also change as a result of other unrelated factors, including our oil and natural gas business activities performance and other factors related to our business as well as general market conditions.

No fractional shares will be issued in connection with the Reverse Split. Stockholders who would otherwise be entitled to receive fractional shares because they hold a number of shares of Common Stock that is not evenly divisible by ten will have the number of new shares to which they are entitled rounded up to the nearest whole number of shares. No stockholders will receive cash in lieu of fractional shares. The current number of holders of record of our shares of Common Stock is approximately 3,600. Following the Reverse Split, the number of our stockholders of record will remain approximately 3,600 as any of our stockholders with less than one share will be rounded up in the exchange to one share.

The Reverse Split will affect all of the holders of our Common Stock uniformly and will not affect any stockholder’s percentage ownership interest or proportionate voting power, except for insignificant changes that will result from the rounding up of fractional shares. Our outstanding options and warrants contain provisions that are intended to protect the holders against dilution of the holders’ percentage interest in our company and, in certain instances, that also effect a reduction in the exercise price of the option in the event our shares are issued at less than the option exercise price.

The Reverse Split of the Common Stock is expected to become effective (the “Effective Date”) shortly after October 25, 2010. On or prior to the Effective Date, we will notify the National Association of Securities Dealers, requesting that the split be made effective on the Effective Date. We do not intend to provide you with any further notification of the Effective Date other than the information contained in this Information Statement. The Reverse Split will take place on the Effective Date without any action on the part of the holders of our Common Stock and without regard to current certificates representing shares of Common Stock being physically surrendered for certificates representing the number of shares of Common Stock each stockholder is entitled to receive as a result of the Reverse Split. New certificates for shares of Common Stock will not be issued at this time.

Except for the potential exercise of our outstanding options and warrants, we do not at this time have any specific plans, proposals or arrangements to issue any of our authorized but un-issued shares of common stock for any purpose, including future acquisitions and/or financings.

The amendment has received the unanimous approval of our Board of Directors.

There are no adverse material consequences or any anti-takeover provisions in either our Certificate of Incorporation or By-laws that would be triggered as a consequence of the Reverse Split. Our Certificate of Incorporation or By-laws do not address any material adverse consequence resulting from the Reverse Split.

The proposed form of the amendment effecting the Reverse Split is attached hereto as Exhibit A.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common shares are traded on the TSX Venture Exchange, Inc. under the symbol ANR.U. Our common shares are not currently traded on any United States stock exchange or in the over-the-counter market in the United States, and, accordingly, there is currently no public market for our common shares in the United States.

The reported high and low sales prices, reported in United States dollars, for our common shares, as reported by the TSX Venture Exchange, on a calendar quarterly basis for the calendar year ended December 31, 2007 through July 31, 2010 were as follows.

	Prices

	High	Low	Share Volume

2007
First Quarter	$0.10	$0.05	2,347,654
Second Quarter	$0.05	$0.03	2,500,333
Third Quarter through July 25, 2007*	$0.05	$0.03	378,331

2008
Fourth Quarter beginning November 17, 2008**	$0.04	$0.01	1,946,879

2009
First Quarter	$0.03	$0.01	1,542,728
Second Quarter	$0.04	$0.01	1,671,590
Third Quarter	$0.10	$0.03	4,253,544
Fourth Quarter	$0.09	$0.03	3,707,730

2010
First Quarter	$0.07	$0.03	5,132,829
Second Quarter	$0.08	$0.04	5,211,961
Third Quarter through July 31, 2010	$0.05	$0.03	3,957,812

* Effective July 25, 2007, TSX Venture Exchange suspended trading in our securities as a result of the Cease Trade Order issued by the British Columbia Securities Commission.
** Effective November 17, 2008 TSX Venture Exchange reinstated trading in our securities.

As of March 31, 2010, we had 3,630 stockholders of record.

We intend to seek to have a trading market for our common shares develop in the United States. There can be no assurance that we will be successful in this regard. We do not meet the requirements to have our common shares included in any NASDAQ trading system or listed on any national securities exchange. However, we do intend to seek to have our shares quoted on the OTC Bulletin Board®. In order to do so, a broker-dealer in securities in the United States may be required to file with the National Association of Securities Dealers, Inc. a notice that will enable the broker-dealer to enter quotations for our common shares on the OTC Bulletin Board®. There can be no assurance that a broker-dealer will file such a notice or, if filed, that quotations will be accepted on the OTC Bulletin Board®. Further, there can be no assurance that if a broker-dealer commences to enter bid and asked quotations for our common shares in the OTC Bulletin Board® that a viable and active trading market will develop.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 27, 2010, information with respect to each person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who is known to us to be the beneficial owner of more than five (5) percent of our Common Stock as well as the number of shares of Common Stock beneficially owned by all of our Directors, each of our named executive officers, and all our Directors and executive officers as a group. The percentages have been calculated on the basis of treating as outstanding for a particular holder, all shares of our Common Stock outstanding on said date and all shares issuable to such holder in the event of exercise of outstanding options owned by such holder at said date. As of August 27, 2010, we had 134,306,080 shares of Common Stock outstanding.

			Percentage of
	Number of Shares		Outstanding
Name and Address (1)(2)	Owned		Shares(3)

Michael K. Paulk	3,648,875	(4)	2.7%

Steven P. Ensz	7,148,313	(5)	5.3%

Brian E. Bayley	4,245,625	(6)	3.2%
Suite 300 - 570 Granville Street
Vancouver, BC V6C 3P1

John K. Campbell	65,528		0.0%
750 West Pender Street - Suite 710
Vancouver, BC V6C 2T7

William A. Grant (7)	933,333		0.7%
1350 S. Boulder, Suite 1000
Tulsa, OK 74119

TransAtlantic Petroleum Corp(8)	2,237,136	(9)	1.7%	(10)
1550, 340 - 12th Avenue, SW
Calgary, Alberta T2R 1L5

All Directors and officers as a group (5 persons)	16,041,674		11.9%

(1)

This tabular information is intended to conform with Rule 13d-3 promulgated under the Securities Exchange Act of 1934 relating to the determination of beneficial ownership of securities. The tabular information gives effect to the exercise of warrants or options exercisable within 60 days of the date of this table owned in each case by the person or group whose percentage ownership is set forth opposite the respective percentage and is based on the assumption that no other person or group exercise their option.

(2)	Unless otherwise indicated, the address for each of the above is c/o American Natural Energy Corporation, 6100 South Yale, Suite 300, Tulsa, Oklahoma 74136.

(3)	The percentage of outstanding shares calculation is based upon 134,306,080 shares outstanding as of August 27, 2010, except as otherwise noted.

(4)	Includes 1,500,000 shares issuable at an exercise price of $0.09 on exercise of an option.

(5)	Includes 1,500,000 shares issuable at an exercise price of $0.09 on exercise of an option.

(6)

Excludes 60,000 shares held by Mr. Bayley’s wife and 50,000 shares held by a trust for the benefit of Mr. Bayley’s minor children, as to all of which Mr. Bayley disclaims a beneficial interest. Includes 100,000 shares issuable at an exercise price of $0.09 on exercise of an option.

(7)	Includes 100,000 shares issuable at an exercise price of $0.09 on exercise of an option.

(8)	TransAtlantic is a corporation whose shares are publicly traded on the Toronto Stock Exchange under the symbol TNP.U. Its Directors are Michael Winn, Brian Bayley, Scott Larsen and Alan C. Moon.

(9)	Includes 2,237,136 shares held by TransAtlantic. Mr. Bayley, one of our Directors, is also a Director of TransAtlantic and also disclaims a beneficial interest in the shares.

(10)	The percentage of outstanding shares calculation is based upon 134,306,080 shares outstanding as August 27, 2010.

DESCRIPTION OF CAPITAL STOCK

As of the date of this Information Statement, our authorized capital stock consists of 250,000,000 shares of Common Stock, $0.001 par value per share, and 5,000,000 shares of Preferred Stock, $0.01 par value per share. Giving effect to the Amendment, our authorized capital stock will consist of 250,000,000 shares of Common Stock, $0.001 par value per share, and 5,000,000 shares of Preferred Stock, $0.01 par value per share.

The following is a summary of the material provisions of our capital stock.

COMMON STOCK

Holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Because holders of Common Stock do not have cumulative voting rights, the holders of a majority of the shares of Common Stock can elect all of the members of the Board of Directors standing for election. The holders of Common Stock are entitled to receive dividends as may be declared by the Board of Directors. Upon our liquidation, dissolution or winding up, and subject to any prior rights of outstanding Preferred Stock, the holders of our Common Stock will be entitled to share pro rata in the distribution of all of our assets available for distribution to our stockholders after satisfaction of all of our liabilities and the payment of the liquidation preference of any Preferred Stock that may be outstanding. There are no redemption or sinking fund provisions applicable to our Common Stock. All outstanding shares of Common Stock are fully paid and non-assessable. The holders of our Common Stock will have no preemptive or other subscription rights to purchase our Common Stock.

PREFERRED STOCK

Upon adoption of the Amendments and the filing of the certificate of amendment with the Oklahoma Secretary of State, our Board of Directors will have the authority to issue up to 5,000,000 shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions of the Preferred Stock, including dividend rights, dividend rates, conversion rates, voting rights, terms of redemption, redemption prices, liquidation preferences, sinking funds and other rights, preferences, privileges and restrictions applicable to each series and the number of shares constituting any series or the designation of the series, which may be senior to those of the Common Stock, without further vote or action by the stockholders. We have no present plans to issue any shares of Preferred Stock.

SHAREHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

Under SEC rules, stockholders intending to present a proposal at the Annual Meeting in 2011 and have it included in our proxy statement must submit the proposal in writing to Secretary, American Natural Energy Corporation, 6100 South Yale, Suite 300, Tulsa, Oklahoma 74136. We must receive the proposal no later than a reasonable time before the date of our meeting.

WHERE YOU CAN FIND MORE INFORMATION

Additional information about us is contained in our periodic and current reports filed with the U.S. Securities and Exchange Commission (the “Commission”). These reports, their accompanying exhibits and other documents filed with the Commission, may be inspected without charge at the Public Reference Section of the Commission at 100 F Street, NE, Washington, DC 20549. Copies of such material may also be obtained from the Commission at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the Commission. Copies of these reports may be obtained from the Commission’s EDGAR archives at http://www.sec.gov/index.htm.

By Order of the Board of Directors:

/s/ Michael K. Paulk
President
September 15, 2010

Exhibit A

Form of Certificate of Amendment

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION OF
AMERICAN NATURAL ENERGY CORPORATION

American Natural Energy Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Oklahoma, does hereby certify:

FIRST: That, on [________], 2010 by the unanimous favorable vote of the Board of Directors of American Natural Energy Corporation, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and directing that such amendments be considered by the stockholders of this Corporation..

SECOND: The resolution setting forth the proposed amendment is as follows:

RESOLVED THAT, a new Article Eleventh of the Certificate of Incorporation reading as follows shall be added thereto:

ELEVENTH: On [________], 2010 at 6:00 p.m. Eastern Daylight Time (“Effective Date”), a reverse stock split (“Reverse Stock Split”) of this Corporation’s authorized shares will occur such that each ten (10) shares of Common Stock previously authorized immediately prior to the Effective Date shall, upon the Effective Date, without the necessity of any further action, automatically be combined into and immediately represent one (1) share of Common Stock of the Corporation, par value $0.001 per share. There shall be no reduction in the number of shares of Common Stock which this Corporation shall have authority to issue on the Effective Date. Each ten (10) issued and outstanding shares of the Corporation’s Common Stock shall automatically, without further action on the part of the Corporation or any holder of such Common Stock, be reclassified and converted into one (1) share of the Corporation’s Common Stock. The Corporation shall not issue fractional shares with respect to the combination. Any fractional share that would otherwise be issued will be rounded up to the next whole share.

THIRD: That thereafter and pursuant to Section 1073 of the General Corporation Law of the State of Oklahoma, the consent or consents in writing, setting forth the action to be taken, were signed by the holders of a majority of the shares outstanding and were delivered to the corporation, constituting the approval of the action to be taken by the necessary number of shares as required by the General Corporation Law of the State of Oklahoma.

FOURTH: That said amendments were duly adopted in accordance with the provisions of Section 1077 of the OGCL.

FIFTH: That the capital of said Corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said American Natural Energy Corporation has caused this Certificate to be signed by Michael K. Paulk, President, this [___] day of [________], 2010.

American Natural Energy Corporation

/s/ Michael K. Paulk
Michael K. Paulk, President